                                                                    EXHIBIT 99.1



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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IN RE                                  :
                                       :        CHAPTER 11 CASE
WILLIAMS COMMUNICATIONS                :        NO. 02-11957 (BRL)
GROUP, INC. AND CG AUSTRIA, INC.,      :        (JOINTLY ADMINISTERED)
                                       :
                   DEBTORS.            :
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                  ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF
              REORGANIZATION OF WILLIAMS COMMUNICATIONS GROUP, INC.
                              AND CG AUSTRIA, INC.

================================================================================

                  Williams Communications Group ("WCG") and its subsidiary CG Austria, Inc. ("CGA" and, collectively with WCG, the "Debtors"), each as a debtor and debtor in possession, together with the Official Committee of Unsecured Creditors (the "Committee") appointed in the above-captioned chapter 11 cases, and Leucadia National Corporation ("Leucadia" and, together with the Committee and the Debtors, the "Proponents"), having proposed and filed the Second Amended Joint Chapter 11 Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc., dated August 12, 2002 (the "August 12 Plan"), a true and correct copy of which is attached hereto as Appendix I);(1) and the Court having conducted a hearing on September 30, 2002 (the "Hearing") to consider confirmation of the Plan, as modified by certain modifications filed with the Court as set forth in Appendix II hereto (the "Modifications") (the August 12 Plan, as modified by the Modifications, is referred to as the "Plan"); and the Court having considered (i) the testimony, affidavits, and exhibits admitted into evidence at the Hearing, (ii) the arguments of counsel presented at the Hearing, (iii) the objections filed with respect to confirmation of the Plan and the responses filed thereto, and (iv) the pleadings filed in


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(1)      All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Plan.



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support of confirmation, including, without limitation, the memoranda of the
Debtors, the Committee and The Williams Companies, Inc. ("TWC"); and the Court being familiar with the Plan and other relevant factors affecting these jointly administered cases (the "Chapter 11 Cases") pending under chapter 11 of title 11 of the United States Code (11 U.S.C. Sections 101 et seq.) (the "Bankruptcy Code"); and the Court having taken judicial notice of the entire record of the Chapter 11 Cases, including, without limitation, all pleadings and papers filed by the Proponents and TWC in the Chapter 11 Cases, (i) the order entered by the Court on June 6, 2002 establishing July 10, 2002 as the last day for filing proofs of Claim against a Debtor (the "Bar Date Order"), (ii) the order (the "Disclosure Statement Order") entered by the Court on August 13, 2002 (a) approving the Debtors' Second Amended Disclosure Statement with Respect to the Plan (the "Disclosure Statement"), (b) approving the forms of ballots and solicitation and tabulation procedures, and (c) scheduling the Hearing, and
(iii) the Order Approving Settlement Agreement pursuant to Bankruptcy Rule 9019 (the "Settlement Order") entered by the Court on August 23, 2002; and the Court having found that due and proper notice has been given with respect to the Hearing and the deadlines and procedures for objections to the Plan and the appearance of all interested parties having been duly noted in the record of the Hearing; and upon the record of the Hearing, and after due deliberation thereon, and sufficient cause appearing therefor;

                  IT IS HEREBY FOUND AND CONCLUDED,(2) that



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(2)      The Findings of Fact and Conclusions of Law contained herein constitute the findings of fact and conclusions of law required to be entered by this Court pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). To the extent any finding of fact constitutes a conclusion of law, it is adopted as such. To the extent any conclusion of law constitutes a finding of fact, it is adopted as such.



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                             JURISDICTION AND VENUE


              A. The Court has jurisdiction to conduct the Hearing and to confirm the Plan pursuant to 28 U.S.C. Section 1334.

              B. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. Section 157(b), and this Court has jurisdiction to enter a final order with respect thereto.

              C. The Debtors are proper debtors under section 109 of the Bankruptcy Code and the Debtors, the Committee, and Leucadia are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

              D. Each of the conditions precedent to the entry of this Order has been satisfied or properly waived in accordance with Sections 4.1 and 4.3 of the Plan.

                                 JUDICIAL NOTICE


              E. This Court takes judicial notice of the docket of the Debtor's Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, and all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.

                            MODIFICATIONS OF THE PLAN


              F. The Proponents filed the Modifications. The Modifications do not materially or adversely affect or change the treatment of any Claim against or Equity Interest in any Debtor. Pursuant to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, the Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims against or Equity Interests in the Debtors be afforded an



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opportunity to change previously cast acceptances or rejections as filed with the Bankruptcy Court. Disclosure of the Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases. Accordingly, the Plan (which consists of the August 12 Plan as modified by the Modifications) is properly before the Court and all votes cast with respect to the August 12 Plan prior to the Modifications shall be binding and shall be deemed to be cast with respect to the Plan.

                  STANDARDS FOR CONFIRMATION UNDER SECTION 1129
                             OF THE BANKRUPTCY CODE


              G. Section 1129(a)(1). The Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 as follows:(3)

         o        In accordance with section 1122(a) of the Bankruptcy Code,
                  Article II of the Plan classifies each Claim against and Equity Interest in the Debtors into a class containing only substantially similar Claims or Equity Interests;

         o        In accordance with section 1123(a)(1) of the Bankruptcy Code,
                  Article II of the Plan properly classifies all Claims and Equity Interests that require classification;

         o        In accordance with section 1123(a)(2) of the Bankruptcy Code,
                  Article II of the Plan properly identifies and describes each class of Claims that is unimpaired by the Plan;

         o        In accordance with section 1123(a)(3) of the Bankruptcy Code,
                  Article II of the Plan properly identifies and describes the treatment of each impaired class of Claims or Equity Interests;

         o In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Equity Interest in a particular class unless the holder of such a Claim or Equity Interest agrees to less favorable treatment;

         o In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation, including, without limitation, the


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(3)      See S. Rep. No. 989, 95th Cong., 2d Sess. 126, reprinted in 1978
         U.S.C.C.A.N. 5787, 5912 (1978); H.R. Rep. No. 595, 95th Cong., 1st
         Sess. 412, reprinted in 1978 U.S.C.C.A.N. 5962, 6368 (1977); See In re
         Johns-Manville Corp., 68 B.R. 618, 629-30 (Bankr. S.D.N.Y. 1986), as modified, 78 B.R. 407 (S.D.N.Y. 1987), aff'd, 843 F.2d 636 (2d Cir.
         1988) ("Objections to confirmation raised under Section 1129(a)(1) generally involve the failure of a plan to conform to the requirements of Section 1122(a) or Section 1123.").



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                  effectuation of the TWC Settlement and related Channeling
                  Injunction in Article III and the provisions regarding Effective Date transfers and post-Effective date corporate management, governance, and actions in Article V;

         o In accordance with section 1123(a)(6) of the Bankruptcy Code, the New WCG Charter contains provisions prohibiting the issuance of non-voting equity securities and provides for the appropriate distribution of voting power among all classes of equity securities authorized for issuance;

         o In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and the New WCG Charter regarding the manner of selection of officers and directors of New WCG and the Residual Trustee are consistent with the interests of creditors and equity security holders and with public policy;

              H. Section 1129(a)(2). The Proponents have complied with all applicable provisions of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1125 and 1126 as follows:(4)

         o In compliance with the Disclosure Statement Order, on or before August 16, 2002, the Debtors, through their solicitation, and balloting agent, Logan & Company, Inc. ("Logan") caused copies of (a) the Confirmation Hearing Notice; (b) the Disclosure Statement (together with the exhibits thereto, including the Plan, that had been filed with the Court before date of the mailing); (c) the Committee's letter recommending acceptance of the Plan; and (d) with respect to holders of Claims in Classes that were entitled to vote to accept or reject the Plan (i.e., Allowed Claims in Classes 2, 4, 5, and 6) an appropriate form of Ballot and return envelope (collectively, the materials described in clause (a) - (d), the "Solicitation Packages") to be transmitted to (i) all Persons or entities that had filed proofs of claim on or before the Record Date; (ii) all Persons or entities listed in the Debtors' Schedules as holding liquidated, noncontingent, undisputed claims as of the Record Date; (iii) all other known holders of claims against the Debtors, if any, as of the Record Date; (iv) all parties in interest that had filed requests for notice in accordance with Bankruptcy Rule 2002 in the Debtors' Chapter 11 Cases on or before the Record Date; (v) the Indenture Trustees; (vi) the U.S. Trustee; and (vii) pursuant to procedures approved by the Court, the holders of Senior Redeemable Notes;

         o In compliance with the Disclosure Statement Order, on or before August 27, 2002, the Debtors, through Logan, caused copies of the Confirmation Hearing Notice to be transmitted to all shareholders of WCG as of the Record Date;

         o In compliance with the Disclosure Statement Order, on or before September 5, 2002, the Debtors, through Logan, caused a copy of the Confirmation Notice to be



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(4)      See In re Johns-Manville Corp., 68 B.R. 618, 629-30 (Bankr. S.D.N.Y.
         1986), as modified, 78 B.R. 407 (S.D.N.Y. 1987), aff'd 843 F.2d 636 (2d
         Cir. 1988) ("Objections to confirmation raised under Section 1129(a)(2) generally involve the alleged failure of the plan proponent to comply with Section 1125 and Section 1126 of the Code").



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                  published in the daily edition of the Tulsa World as well as the national editions of The Wall Street Journal and The New York Times;

         o The Confirmation Hearing Notice provided due and proper notice of the Hearing and all relevant dates, deadlines, procedures, and other information relating to the Plan and/or the solicitation of votes thereon, including, without limitation, the Voting Deadline, the Objection Deadline, the time, date and place of the Hearing, Channeling Injunction, and the exculpation and release provisions in the Plan.;

         o All Persons entitled to receive notice of the Disclosure Statement, the Plan and the Hearing have received proper, timely, and adequate notice in accordance with the Disclosure Statement Order applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and have had an opportunity to appear and be heard with respect thereto;

         o Each of the Proponents has solicited votes with respect to the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order, including without limitation, the inclusion of the Committee's letter recommending acceptance of the Plan in the Solicitation Packages. Accordingly, the Proponents are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in section 4.4(j) of the Plan;

         o The Plan was voted on by all classes of impaired Claims that were entitled to vote pursuant to the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order;

         o Logan has made a final determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in classes 2, 4, 5, and 6 under the Plan.

         o Each of Classes 2, 4, 5, and 6 have accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such Classes actually voting;

         o A majority of Class 5 Ballots were cast disapproving of the issuance of Lock-Up Consideration Shares, which constitutes a Class 5 Ballot Disapproval under the Plan; and

         o The determination of Logan with respect to the voting on the Plan validly and correctly sets forth the tabulation of votes, as required by the Bankruptcy Code, Bankruptcy Rules, and the Disclosure Statement Order.

              I. Section 1129(a)(3). The Plan has been proposed in good faith and not by any means forbidden by law. In so finding, the Court has considered the totality of the circumstances in these Chapter 11 Cases. The Plan is the result of extensive arm's length negotiations and reflects substantial input from the principal constituencies having an interest in the Debtors'



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Chapter 11 Cases and, as evidenced by the overwhelming acceptance of the Plan, achieves the goal of consensual reorganization embodied by the Bankruptcy Code. Further, as described in greater detail below, the Plan's indemnification, exculpation, release, and injunction provisions have been negotiated in good faith, are consistent with sections 105, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary to the Debtors' successful reorganization.

              J. Section 1129(a)(4). No payment for services or costs in connection with the Chapter 11 Cases or the Plan has been made by a Proponent other than payments that have been authorized by order of the Court. Further, pursuant to Sections 2.2 and 7.1 of the Plan, all such payments to be made will be subject to review and approval by this Court.

              K. Section 1129(a)(5). The Proponents have disclosed the identity and nature of compensation of all insiders to be employed or retained by New WCG, as well as the identities and affiliations of each Person that is proposed to serve as an officer, director, or voting trustee of a Debtor, Old WCG, New WCG, or the Residual Trust. Such disclosure by the Proponents is due and proper and the appointment or continuation in office of the identified Persons is consistent with the interests of creditors, equity security holders, and with public policy.

              L. Section 1129(a)(6). The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

              M. Section 1129(a)(7). Each holder of an impaired Claim that has not accepted the Plan will, on account of such Claim, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The holders of WCG Equity Interests, who shall receive no consideration under the Plan and are therefore deemed to



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have rejected the Plan, would receive no distribution if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

              N. Section 1129(a)(8). The Plan has not been accepted by all impaired classes of Claims and Equity Interests. Nevertheless, as more fully explained below, the Plan is confirmable because it satisfies 1129(b)(1) of the Bankruptcy Code with respect to such non-accepting classes of Claims and Equity Interests.

              O. Section 1129(a)(9). The Plan provides treatment for Administrative and Priority Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code, including the extinguishment, upon the occurrence of the Effective Date, of the Adequate Protection Claim pursuant to Section 2.2(f) of the Plan.

              P. Section 1129(a)(10). The Plan has been accepted by all classes of impaired Claims that are entitled to vote on the Plan, including classes 2 and 5, determined without including any acceptance of the Plan by any insider.

              Q. Section 1129(a)(11). Confirmation of the Plan is not likely to be followed by the liquidation (other than the intended liquidation of Old WCG) or the need for the further financial reorganization of the Debtors or New WCG.

              R. Section 1129(a)(12). The Plan provides for the payment of all fees payable under section 1930, title 28, United States Code by the Debtors on the Effective Date (or as soon as practicable thereafter). After the Effective Date and until these Chapter 11 Cases are closed, converted, or dismissed, the Plan provides for the payment by the Disbursing Agent of all such fees as they become due and payable.

              S. Section 1129(a)(13). The Debtors have never established "retiree benefits," as that term is defined in section 1114 of the Bankruptcy Code, and therefore the Plan provides for



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the maintenance of retiree benefits at levels established prior to the
Confirmation Date (i.e., zero). Notwithstanding the absence of "retiree benefits," WCG is the sponsor of the Williams Communications Group Pension Plan, effective January 1, 2001 (the "Pension Plan"). Unless the Pension Plan has been terminated prior to the Effective Date, New WCG shall become its sponsor and the liability of the Debtors, New WCG, or any Affiliate to the Pension Plan, or to the PBGC with respect to the Pension Plan, will not be affected in any way by these Chapter 11 Cases, including confirmation of the Plan and the Debtors' discharge thereunder.

              T. Section 1129(b)(2). The Plan does not discriminate unfairly and is fair and equitable to each class of Claims or Equity Interests that has not accepted the Plan. Holders of Allowed Unsecured Claims (i.e., those in classes 4, 5, and 6) will not be paid in full under the Plan and holders of Subordinated Claims and WCG Equity Interests will receive no property under the Plan. Nevertheless, because the aggregate amount of Allowed Unsecured Claims will exceed $5 billion, the Plan is fair and equitable because it does not provide a recovery to any holder of a Claim or Equity Interest that is junior to the classes of Claims that are not being paid in full (i.e., Unsecured Claims in classes 4, 5, and 6). Similarly, the Plan does not "discriminate unfairly" because each dissenting class is treated substantially equally to similarly situated classes and no holder of a Claim or Equity Interest will receive more than it is legally entitled to receive on account of its Claim or Equity Interest.

              U. Section 1129(c). The Plan (including previous versions thereof) is the only plan that has been filed in the Chapter 11 Cases that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.



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              V. Section 1129(d). No party in interest, including but not limited to any governmental unit, has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

                               EXECUTORY CONTRACTS


              W. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, the Plan provides (i) for the rejection of (a) each and every executory contract and unexpired lease that is listed in the Plan Schedules as being rejected, and (b) except for TWC Continuing Contracts, all contracts and leases to which a TWC Entity is the only party that is not a Debtor or an Affiliate, and (ii) for the assumption of and assignment to New WCG of each and every executory contract and unexpired lease of a Debtor (including, without limitation, the TWC Continuing Contracts to the extent a Debtor is a party thereto) that has not been rejected or that is not being rejected, either pursuant to the Plan or by separate motion. The Debtors' decisions regarding the assumption and rejection of executory contracts and unexpired leases are based on and are within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their estates, holders of Claims, and other parties in interest in these Chapter 11 Cases.

              X. As required by Section 365(b) of the Bankruptcy Code, all cure obligations associated with any executory contract or unexpired lease that is to be assumed under the Plan shall be promptly paid.



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                           SETTLEMENTS AND INJUNCTIONS


              Y. Pursuant to sections 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019(a), and in consideration of the classification, distributions, and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all the Claims and controversies resolved pursuant to the Plan. Based upon the representations and arguments of counsel to the Debtors, the Committee, the Administrative Agent, TWC and Leucadia, as applicable, and all other testimony either actually given or proffered and other evidence introduced at the Hearing and the full record of these Chapter 11 Cases, TWC Settlement Approval Order, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, this Order constitutes the Court's approval of all such compromises and settlements, including the effectuation of the transactions previously approved by the Court in the Settlement Order, the Channeling Injunction, the releases and exculpations contained in the Plan, and all other compromises and settlements provided for herein or in the Plan, because, among other things, such settlements, compromises, and injunctions:

         o reflect a reasonable balance between certainty and the risks and expenses of both future litigation and the continuation or conversion of these Chapter 11 Cases;

         o fall well within the range of reasonableness for the resolution of complex litigation;

         o are fair and equitable and in the best interest of the Debtors, their Estates, creditors and other parties in interest;

         o will maximize the value of the Debtors' Estates by preserving and protecting the ability of WCL to continue operating outside of bankruptcy protection and in the ordinary course of its business; and

         o        are essential to any successful reorganization of the Debtors.

              Z. Further, each non-Debtor party that will benefit from the releases, waivers of claims, exculpations and related injunctions contained in the Plan shares an identity of interest with the Debtors, was instrumental to the successful prosecution of the Chapter 11 Cases,



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provided necessary funding to the Debtors, and/or has contributed substantial assets to the Debtors' reorganization, which value will allow for distributions that would not otherwise be available but for the contribution made by such non-debtor parties. Such releases, waivers and injunctions are essential to the Debtors' reorganization and each of the impacted classes, other than classes that are deemed to have rejected the Plan, has voted overwhelmingly to accept its proposed treatment under the Plan.

              AA. All findings and conclusions contained in the Settlement Order are included herein by this reference, the same as if such findings and conclusions were set forth herein in full. Except as may be set forth explicitly herein or in an amendment to the documents to be executed in connection with the Settlement Agreement, this Order does not modify or amend any of the provisions of the Settlement Order or modify the rights of the parties under the TWC Settlement Agreement.

                  ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that

A. GENERAL


         1. The Plan is hereby confirmed and the record of the Hearing is hereby closed.

         2. The Effective Date of the Plan shall occur on the date when the conditions set forth in Section 4.2 of the Plan shall have been satisfied or, if applicable, shall have been waived in accordance with Section 4.3 of the Plan,
Section 5 of the TWC Settlement Agreement and Section 7 of the Settlement Order.

         3. The Confirmation Date shall be the record date for purposes of determining the holders of Allowed Claims that are entitled to distributions that are required to be made under the Plan on the Effective Date.



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

         4. Any objections to confirmation of the Plan that (a) have not been withdrawn, waived, or settled prior to the entry of this Confirmation Order, and any reservations of rights contained therein or (b) are not cured by the relief granted herein, are hereby overruled in their entirety and on their merits, and all withdrawn objections are hereby deemed withdrawn with prejudice.

         5. In accordance with section 1141(a) of the Bankruptcy Code and upon the occurrence of the Effective Date, the Plan shall be binding upon and inure to the benefit of (i) the Proponents and their respective successors and assigns, (ii) the holders of Claims and Equity Interests and their respective successors and assigns (whether or not they voted to accept the Plan, whether or not they are impaired under the Plan, and whether or not any such holder has filed, or is deemed to have filed a proof of Claim or proof of Equity Interest),
(iii) any other Person giving, acquiring, or receiving property under the Plan,
(iv) any party to an executory contract or unexpired lease of a Debtor and (v) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians, if any. All settlements, compromises, releases, discharges, exculpations and injunctions set forth in the Plan, including but not limited to the TWC Settlement and the Channeling Injunction, shall be, and hereby are, effective and binding on all Persons who may have had standing to assert such settled, released, discharged, exculpated, or enjoined Causes of Action and no other Person or entity shall possess such standing to assert such Causes of Action after the Effective Date.

         6. On the Effective Date, except as otherwise provided in the Plan or the Restated Credit Documents, title to all property of the Estates shall vest in and be transferred in accordance with the terms of the Plan, free and clear of all liens, Claims, and encumbrances in accordance with section 1141 of the Bankruptcy Code, any prohibitions upon such transfer being null and void.

         7. On the Effective Date, Old WCG shall transfer all of its Assets except the Residual Assets (which shall constitute the transfer of substantially all of the assets of Old WCG) to New WCG in exchange for New WCG Common Stock. Old WCG shall distribute such New WCG Common Stock, together with the Residual Share, to the Residual Trust for the benefit of holders of Claims against Old WCG. Thereafter, Old WCG shall exist in a state of liquidation and limit its activities to winding up its affairs and distributing the Residual Assets and the proceeds thereof, in accordance with the priority set forth in the Plan, to the Residual Trust for the benefit of holders of Claims against Old WCG.

B. DISCHARGE AND RELEASES.

         8. Upon the occurrence of the Effective Date, neither the Debtors, their Affiliates, the Administrative Agent, the Lenders, the Committee, Leucadia, the TWC Entities, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity), shall have or incur any liability to any Person for any act taken or omitted to be taken in connection with the Debtors' restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the Restructuring Agreement, the TWC Plan Support Agreement, the TWC Settlement Agreement, the Plan, the Plan Documents, the Disclosure Statement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court; provided, however, that notwithstanding anything to the contrary contained in the Plan or herein, the releases and exculpations provided for in the Plan shall not release any non-Debtor from any liability arising under the Internal Revenue Code or any state, city or municipal tax code, the environmental laws of the United

States or any state, city or municipality, or any criminal laws of the United States or any state, city or municipality.

         9. On the Effective Date, in consideration for the obligations of the Proponents, New WCG, and the TWC Entities under the Plan and the TWC Settlement Agreement, and the New WCG Common Stock and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan or the TWC Settlement; (i) all Class 5/6 Channeled Actions shall be channeled to and fully and completely satisfied as a result of the TWC Contributed Distribution and the other consideration provided by the TWC Entities under the TWC Settlement Agreement; and (ii) all Securities Holder Channeled Actions shall be channeled to and fully and completely satisfied from the Securities Holder Channeling Fund. Accordingly, except as may be required for recovery from a Debtor or an Affiliate's officer/director insurance policies or officer/director insurance carriers, without prejudice to the power or jurisdiction of any court, forum, or tribunal to issue an order, judgment, or determination of liability necessary to mandate such coverage, the holders of Class 5/6 Channeled Actions and Securities Holder Channeled Actions are hereby enjoined from:

         o commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against a TWC Settlement Releasee or its direct or indirect successor in interest (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice) except as may be necessary to access the Securities Holder Channeling Fund, provided, however, the foregoing shall not affect or enjoin a Securities Holder (acting in such capacity) from commencing, conducting, or continuing any suit, action, or other proceeding of any kind against a TWC Released Party;

         o enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a TWC Settlement Releasee or its assets or property, or its direct or indirect successor in interest, or any assets or property of such transferee or successor, provided, however, the foregoing shall not affect or enjoin a Securities Holder, in such capacity, from enforcing, levying, attaching, collecting or otherwise recovering any judgment, award, decree, or order against a TWC Released Party;

         o creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any lien against a TWC Settlement Releasee or its assets or property, or its indirect or indirect successors in interest, or any assets or property of such transferee or successor, provided, however, the foregoing shall not affect or enjoin a Securities Holder, in such capacity, from creating, perfecting, or otherwise enforcing any lien against a TWC Released Party;

         o asserting any set-off, right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due a TWC Settlement Releasee or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor, provided, however, the foregoing shall not affect or enjoin a Securities Holder, in such capacity, from asserting any set-off, right of subrogation, or recoupment of any kind against any obligation due a TWC Released Party; and

         o proceeding in any manner that does not conform or comply with the provisions of the Plan (including the Securities Holder Channeling Fund Distribution Procedures), the Settlement Order, or the TWC Settlement Agreement.

         10. On the Effective Date, in accordance with Subsection 4.4(d) and (e) of the Plan and section 1141(d)(1) of the Bankruptcy Code, and except as otherwise provided in the Plan, the Restated Credit Documents, the Settlement Order, the TWC Settlement Agreement, or herein, entry of this order acts as a discharge of and injunction against all Claims that arose at or relate to any time before the entry of this Order and no creditor shall have recourse against any Debtor, the Estates, New WCG, or assets or property of New WCG.

         11. Except to the extent that it would violate any applicable professional disciplinary rules, including DR 6-102 of the Code of Professional Conduct, from and after the Effective Date, neither the Debtors, their Affiliates, the Administrative Agent, the Lenders, the Committee, Leucadia, the TWC Entities, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity), shall have or incur any liability to any Person for any act taken or failed to be taken in connection with the Debtors' restructuring, including, without limitation, the formulation, preparation, dissemination, implementation, confirmation or approval of the Restructuring Agreement, the TWC Plan Support Agreement, the TWC Settlement Agreement, the Plan, the Plan Documents, the Disclosure Statement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, willful misconduct, a breach of fiduciary duty in bad faith, or a breach of fiduciary duty for personal profit. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         12. As of the Effective Date, the Proponents, the Estates, every holder of a Claim or Equity Interest, and the TWC Entities shall forever release, waive, and discharge the Released Lender Parties (and the Released Lender Parties forever release, waive, and discharge the Proponents and the TWC Settlement Releasees) from all claims (as such term is defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors and their business affairs (including, without limitation, any extensions of credit or other financial services or accommodations made or not made to a Debtor or Affiliates prior to the Effective Date), the

Chapter 11 Cases, the Plan, the WCL Credit Agreement, the WCL Credit Documents, and the Restructuring Agreement and all documents and instruments related to any of the foregoing.

         13. From and after the Effective Date, the Indenture Trustees and their agents, attorneys, and advisors shall be exculpated by all Persons and entities, including, without limitation, all holders of Senior Reset Note Claims and Senior Redeemable Notes Claims and other parties in interest, from any and all claims, causes of action, and other assertions of liability in connection with the Debtors' restructuring arising out of the discharge of the powers and duties conferred upon such Indenture Trustees by the Senior Reset Note Indenture, the Senior Redeemable Notes Indenture, or the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or failures to act arising out of the gross negligence or willful misconduct of the Indenture Trustees. No holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim or other party in interest shall have or pursue any claim or cause of action against the Indenture Trustees and their agents, attorneys and advisors for making distributions in accordance with this Plan or for implementing the provisions of this Plan, except for actions or failures to act of an Indenture Trustee arising out of its gross negligence, willful misconduct, or breach of a fiduciary duty (other than from ordinary negligence) that results in a personal profit to the Indenture Trustee or harm to the Estates and their creditors.

         14. As of the Effective Date, each holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, or then existing or thereafter arising in law, equity or otherwise, against the Indenture Trustees or their agents, attorneys, and advisors that are based in whole or in part on any act taken or failed to be taken in connection with the Debtors' restructuring, except for actions or failures to act of an Indenture Trustee arising out of its gross negligence, willful misconduct, or breach of a fiduciary duty (other than from ordinary negligence) that results in a personal profit or harm to the Estates and their creditors. This release, waiver and discharge will be in addition to the discharge of Claims and termination of Equity Interests provided herein, in the Plan, and under the Bankruptcy Code.

         15. As of the Effective Date, all Persons are permanently enjoined from commencing or continuing in any manner, or otherwise prosecuting, any action or proceeding of any kind, whether directly or derivatively, on account of any Cause of Action which is exculpated, discharged, or released under the Plan or this Order, including, without limitation, a Cause of Action of a Debtor (or which has been or could be asserted by a Person on behalf of a Debtor) against the Released Lender Parties, Leucadia, the Committee, or the TWC Released Parties.

         16. Without limiting the scope, extent, validity or enforceability of the injunctive relief set forth in the Plan and in this Order, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan is hereby deemed to have specifically consented to the exculpations, releases, and injunctions set forth in the Plan and this Order.

C. PLAN IMPLEMENTATION.

         17. The Debtors and New WCG, as the case may be, and any authorized officer thereof, are authorized to undertake or cause to be undertaken any and all acts and actions contemplated by the Plan or required to consummate and implement the provisions of the Plan, prior to, on, and after the Effective Date, including without limitation, entering, executing, delivering, filing or recording any agreements, instruments, or documents necessary to implement the Plan, including, without limitation, filing amended or new certificates of incorporation, by-laws or other corporate documents with the appropriate governmental authorities and filing all applications and related documents or other materials required to obtain approval from the FCC for the transfer of control of WCL's FCC licenses to New WCG and taking all necessary steps, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall be deemed to have occurred and shall be in effect without any requirement of further action by the stockholders or directors of the Debtors or New WCG.

         18. On the Effective Date, except as may be assigned to the Residual Trust or as otherwise provided in the Plan the WCL Credit Documents, or this Order, all agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than the Restated Credit Documents, the WCL Credit Documents, and any insurance policy of a Debtor) evidencing, giving rise to, or governing any Claim or Equity Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of a Debtor under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged; provided, however, that the Senior Reset Note Indenture and the Senior Redeemable Notes Indenture shall continue in effect solely for the purposes described in Section 4.4(g) of the Plan.

         19. Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan, this Order, the Leucadia Investment Agreement, and the TWC Settlement Agreement.

         20. All transactions effected by the Debtors during the pendency of the Chapter 11 Cases from the Petition Date through the Confirmation Date are approved and ratified.

         21. Neither the provisions of Section 203 of the Delaware General Corporation Law nor the provisions of Sections 78.378, 3.789, 3.790, 3.791, 3.792, and 78.458 of the Nevada General Corporation Law (the "NGCL") shall apply to the Investment Agreement, the transactions contemplated thereby, or any future (i) acquisitions of the Voting Securities of New WCG by Leucadia, or (ii) "combinations" (as defined in Section 78.438 of the NGCL) of or between Leucadia and New WCG.

         22. Upon the occurrence of the Effective Date, upon the terms set forth in the Leucadia Claims Purchase Agreement, Leucadia shall purchase and TWC shall sell the TWC Assigned Claims for a payment of $180 million in cash.

D. PLAN DISTRIBUTIONS.

         23. On and after the Effective Date, distributions on account of Allowed Claims, including, without limitation, the Allowed TWC Assigned Claims, and the resolution and treatment of Contested Claims shall be effectuated pursuant to Section 2.4 and Article VI of the Plan.

         24. In accordance with Section 2.2 of the Plan, all applications for payment of fees and reimbursement of expenses by professionals retained in these Chapter 11 Cases as well as parties seeking compensation pursuant to section 503 of the Bankruptcy Code must be filed with the Court by the date that is no later than forty-five (45) days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter). Any Person or entity that fails to file such an application or request on or before such date shall be forever barred from asserting such Administrative Claim against a Debtor, New WCG, or their property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Claim. Applications for approval of professionals' fees not previously awarded during the pendency of the Chapter 11 Cases may be included in such professionals' final applications as set forth herein and in the Plan. Objections, if any, to Fee Claims shall be filed and served not later than five (5) business days prior to the date set by the Court for the hearing to consider such requests.

E. EXECUTORY CONTRACTS AND LEASES.

         25. As of the Confirmation Date, but subject to the occurrence of the Effective Date, all executory contracts and unexpired leases of the Debtors shall be assumed, pursuant to sections 365 and 1123 of the Bankruptcy Code except: (i) any executory contracts and unexpired leases that are the subject of separate motions to reject filed pursuant to section 365 of the Bankruptcy Code by a Debtor before the entry of the Confirmation Order; (ii) all executory contracts or unexpired leases rejected pursuant to Section 2.11(a) of the Plan or by order of the Court entered before the Effective Date; (iii) any executory contract or unexpired lease that is or becomes the subject of a dispute over the amount or manner of cure and for which a Debtor makes a motion to reject such contract or lease based upon the existence of such dispute filed at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that a Debtor believes is not executory or an unexpired lease that is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within thirty
(30) days after any such determination.

         26. As of the Confirmation Date, but subject to the occurrence of the Effective Date, all executory contracts and unexpired leases of a Debtor listed on Schedule 2.11 to the Plan shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, including, without limitation, The Company Rights Agreement, dated as of September 30, 1999, between WCG and The Bank of New York as rights agent, and no stockholder or former stockholder of WCG shall have any rights or receive any Plan distribution on account thereof.

         27. Any order entered by the Court, after the Confirmation Date, after notice and a hearing, authorizing the rejection of an executory contract or unexpired lease shall find and determine such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief was granted and such order was entered prior to the Confirmation Date. Listing a contract or lease in Schedule 2.11 of the Plan shall not constitute an admission by a Debtor that such contract or lease, including related agreements, is an executory contract or unexpired lease or that a Debtor has any liability thereunder. If a Debtor and the non-debtor party to a lease or contract are unable to agree on the cure amount for such lease or contract, then such Debtor shall have the option to reject such lease or contract or seek a judicial determination of the cure amount (after which, if the cure amount is unacceptable to such Debtor, it may reject the lease or contract).

         28. Any claims arising out of the rejection of any executory contract or unexpired lease pursuant to the Plan (the "Rejection Damage Claims") must be filed with the Bankruptcy Court no later than thirty (30) days after the later of: (i) notice of entry of any order approving the rejection of such contract or lease; and (ii) notice of entry of this Order. Any Rejection Damage Claim not filed timely shall be forever barred from assertion against a Debtor. Unless otherwise ordered by the Bankruptcy Court, all Allowed Rejection Damage Claims shall be treated as Class 6 (General Unsecured Claims) Claims.

         29. Upon the Effective Date of the Plan, the Debtors shall provide notice of the rejection pursuant to the Plan of an executory contract or unexpired lease to the non-debtor party. In the event the Effective Date of the Plan does not occur, the Court enters an Order revoking confirmation of the Plan, or the Plan otherwise is not consummated, the Debtors may modify or amend (including, without limitation, making additions and/or deletions) Schedule 2.11 and all rights of a Debtor to assume or reject its unexpired leases and executory contracts shall be reinstated to the date immediately prior to the date of this Order.

F. TAXES AND TRANSFERS.

         30. The sale, distribution, exchange, or other transfer of any security under the Plan or this Order, including, without limitation, the New WCG Common Stock, has been duly authorized, and when issued as provided in the Plan, will be validly issued, fully paid, and nonassessable. The offer and sale of the New WCG Common Stock, other than the Leucadia Investment Distribution, are in exchange for claims against the Debtors, or principally in such exchange and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code. In addition, under section 1145 of the Bankruptcy Code, (a) the offering of the New WCG Common Stock, other than the Leucadia Investment Distribution, is exempt, and the issuance and distribution of the New WCG Common Stock, other than the Leucadia Investment Distribution, will be exempt, from
Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (b) the New WCG Common Stock, other than the Leucadia Investment Distribution, will be freely tradeable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act, and compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (ii) the restrictions, if any, on the transferability of the New WCG Common Stock. Pursuant to, and to the fullest extent permitted by, section 1145 of the Bankruptcy Code, the resale of New WCG Common Stock, other than the Leucadia Investment Distribution, shall be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of the New WCG Common Stock.

         31. The terms and conditions of Amendment No. 9 to the WCL Credit Agreement ("Amendment No. 9") and the Restated Credit Documents, including without limitation, the terms of the Amended and Restated Credit Agreement, and the Building Purchase Agreement, the Building Purchase Collateral Documents and the Building Purchase Notes are hereby approved in all respects. WCL and New WCG and their Affiliates are authorized, without further approval by this Court, their boards of directors, or their shareholders or members to execute and to deliver all documentation relating to Amendment No. 9 and the Restated Credit Documents, the Building Purchase Agreement, the Building Purchase Collateral Documents and the Building Purchase Notes and to make all payments required in respect thereof, including the required principal prepayments of $350 million, and the payment of all fees and expenses required to be paid in connection therewith, and upon the execution and delivery thereof by WCL and New WCG and their Affiliates, Amendment No. 9 and the Restated Credit Documents and the Building Purchase Agreement, the Building Purchase Collateral Documents and the Building Purchase Notes shall constitute legal, valid and binding obligations, enforceable against WCL and New WCG and their Affiliates in accordance with their respective terms, entered into for good and valuable consideration, including the benefits of the Plan. Unless otherwise provided in the Restated Credit Documents, the liens and security interests heretofore granted and continued and the liens and security interests to be granted (as applicable) by WCL and New WCG and their Affiliates shall be, and hereby are, deemed as of the Effective Date to be perfected and first priority liens and security interests senior to any and all liens or security interests on the assets of WCL or New WCG and their Affiliates. The validity, enforceability, perfection and priority of the liens and security interests granted and/or continued under the Restated Credit Documents and the Building Purchase Agreement, the Building Purchase Collateral Documents and the Building Purchase Notes are authorized and approved without any further act required by the Debtors, New WCG, WCL and their Affiliates, the TWC Entities, or by the Administrative Agent or Lenders; provided that the Administrative Agent and the TWC Entities may file financing statements, deeds of trust, mortgages or other documents and take any and all actions as they deem appropriate, in their respective discretion, to confirm the perfection of such security interests and liens.

         32. Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making, delivery, or recording of any instrument, lease, deed, pledge, deed of trust, bill of sale, or other instrument of transfer, financing statement or assignment or the revesting, transfer or sale of any real or personal property of a Debtor under, in furtherance of, or in connection with the Plan or this Order, including without limitation, the Leucadia Investment Agreement, the Leucadia Claims Purchase Agreement, the TWC Settlement, the Building Purchase Agreement, the Building Purchase Collateral Documents, the Building Purchase Notes, or the Restated Credit Documents, shall be exempt from any and all sales or use taxes, any stamp taxes, transfer taxes, intangible taxes, recording fees, or similar taxes, charges or expenses.

         33. All filing and recording officers are hereby directed to accept for filing or recording all instruments of transfer to be filed and recorded in accordance with the Leucadia Investment Agreement, the Leucadia Claims Purchase Agreement, the TWC Settlement, the Building Purchase Agreement, the Building Purchase Collateral Documents, the Building Purchase Notes, the Restated Credit Documents or the Plan, as applicable, and the exhibits thereto, without payment of any such taxes. Notice of entry of this Order in the form approved by the Court (i) shall have the effect of an order of the Court, (ii) shall constitute sufficient notice of the entry of this Order to such filing and recording officers, and (iii) shall be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law. This Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

G. MISCELLANEOUS.

         34. The business and assets of the Debtors shall remain subject to the jurisdiction of this Court until the Effective Date. From and after the Effective Date, this Court shall retain and have exclusive jurisdiction of all matters arising out of these Chapter 11 Cases pursuant to, and for purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code, including without limitation, jurisdiction over the matters set forth in Article VII of the Plan, which is incorporated herein by reference, as if set forth in extenso.

         35. As a result of the Class 5 Ballot Disapproval, no distribution of Lock-Up Consideration Shares shall be made. 36. On the Effective Date, the Committee shall cease to exist and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from further duties, responsibilities, and obligations arising from, relating to, and in connection with these Chapter 11 Cases and applications for Fee Claims, if any. Nothing contained in this Paragraph 36, however, shall, or shall be deemed to, limit, abridge, or otherwise effect the exculpations and limitations on liability to which the foregoing parties are entitled under
Article IV of the Plan.

         37. The Debtors or their authorized agent(s) shall serve a notice of entry of this Order, as provided in Bankruptcy Rule 2002(f)(7), to all parties previously served with Confirmation Hearing Notice, within ten (10) business days from the date of entry of this Order.

         38. Except as otherwise provided in the Plan and this Order, notice of all subsequent pleadings in the Chapter 11 Cases shall be limited to counsel for the Debtors, counsel for the Administrative Agent, counsel for TWC, and counsel for each Proponent, the United States Trustee, the Residual Trustee and any party known to be directly affected by the relief sought.

         39. Except for New WCG Common Stock being issued or distributed to Leucadia under the Plan, neither the Disbursing Agent nor the Residual Trustee, as applicable, shall distribute more than 4.99% of the New WCG Common Stock to any Single Holder.

         40. Notwithstanding anything in the Plan or this Order to the contrary, the amount of any Priority Tax Claim for U. S. federal income taxes, if any, and the rights of the holder of such Claim, if any, to payment in respect thereof shall: (a) survive the Effective Date and consummation of the Plan and be determined in the manner and by the administrative or judicial tribunal in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; and
(b) not be discharged, impaired or adversely affected by the Plan. In accordance with section 1124 of the Bankruptcy Code, the Plan shall leave unaltered the legal, equitable and contractual rights of a holder of such Claim.

         41. The provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy Rules 3020(e) and 7062 shall not apply to this Confirmation Order, and the Debtors are authorized to consummate the Plan immediately upon entry of this Order.

         42. Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Court that the Plan be confirmed and such related agreements be approved in their entirety.

         43. All entities holding Claims against or Equity Interests in the Debtors that are treated under the Plan are hereby directed to execute, deliver, file, or record any document, and to take any action necessary to implement, consummate, and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

         44. In accordance with section 1142 of the Bankruptcy Code, the Debtors, New WCG, and the Residual Trustee, and any other entity designated pursuant to the Plan are hereby authorized, empowered and directed to issue, execute, deliver, file and record any document, and to take any action necessary or appropriate to implement, consummate and otherwise effectuate the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents issued, executed and delivered by them as necessary or appropriate to implement or effectuate the transactions contemplated by the Plan and as set forth in Section 8.3 of the Plan (subject to Section 5 of the TWC Settlement Agreement and paragraph 7 of the Settlement Order).

         45. Any document related to the Plan that refers to a plan of reorganization of the Debtors other than the Plan confirmed by this Order shall be, and it hereby is, deemed to be modified such that the reference to a plan of reorganization of the Debtors in such document shall mean the Plan confirmed by this Order, as appropriate.

         46. In the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document). In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Order, on the other, the provisions of this Order shall govern.

         47. In accordance with Section 8.4 of the Plan, if the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the TWC Settlement) shall be deemed null and void, and (c) nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against a Debtor or any other Person or prejudice in any manner the rights of a Debtor or any Person in any proceedings involving a Debtor.

         48. Subject to Section 5 of the TWC Settlement Agreement and paragraph 7 of the Settlement Order, the Proponents are hereby authorized to amend or modify the Plan at any time prior to the Effective Date, but only in accordance with section 1127 of the Bankruptcy Code and the Plan. In addition, without the need for a further order or authorization of this Court, but subject to the express provisions of this Order and Section 5 of the TWC Settlement Agreement and paragraph 7 of the Settlement Order, the Proponents shall be authorized and empowered to amend, supplement, or modify the documents filed with the Court, including, without limitation, the Plan Documents, exhibits to the Plan, or documents forming part of the evidentiary record at the Confirmation Hearing, in their reasonable business judgment as may be necessary.

         49. The provisions of this Order are integrated with each other and are non-severable and mutually dependent.

         50. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

         51. If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court, or any other Court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors or New WCG's (as applicable) receipt of written notice of such Order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all related documents or any amendments or modifications thereto.

         52. The Plan shall be substantially consummated on the Effective Date because the transactions described in Section 5.5 of the Plan shall have occurred or shall have been provided for.

Dated: September 30, 2002
New York, New York


                                       /s/ Burton R. Lifland
                                       -----------------------------------------
                                       UNITED STATES BANKRUPTCY JUDGE